Exhibit 99.1

IAC REPORTS Q2 RESULTS

NEW YORK— July 27, 2011—IAC (Nasdaq: IACI) released second quarter 2011 results today.

SUMMARY RESULTS

$ in millions (except per share amounts)

	Q2 2011	Q2 2010	Growth
Revenue	$485.4	$394.2	23%

Operating Income Before Amortization	83.4	50.4	65%
Adjusted Net Income	62.9	28.0	124%
Adjusted EPS	0.62	0.24	156%

Operating Income	58.2	24.6	136%
Net Income	42.4	13.6	212%
GAAP Diluted EPS	0.44	0.12	261%

See reconciliation of GAAP to non-GAAP measures beginning on page 9.

Information Regarding the Results:

•            Q2 revenue reflects strong performance with double-digit growth across all segments.  Operating Income Before Amortization saw very strong double-digit growth, up 65% for the quarter and more than 70% year-to-date.

•            Free Cash Flow for the first six months was $137.8 million, up 28% over the prior year, while cash flow from operating activities attributable to continuing operations was $157.2 million, up 19% over the prior year.

•            IAC repurchased 7.2 million shares of common stock between April 22, 2011 and July 22, 2011 at an average price of $36.60 per share or $262.6 million in aggregate.  Additionally, on July 26, 2011, the Board of Directors authorized the Company to repurchase an additional 15 million shares of common stock.

Principal Areas of Focus:

•            Search: Mindspark launched 11 new B2C products and added 18 new B2B partners; Dictionary.com released its Mobile Flashcards app, a feature that offers students the ability to create fun, tailored study programs.

•            Local: ServiceMagic grew worldwide service professionals 11% to 106,000 professionals and grew web hosting services more than two-fold to over 12,000 sites.

•            Personals: Match launched a tender offer for the 73% of Meetic that it does not already own; Core subscribers grew 17%; OkCupid grew active users 14% since its acquisition in Q1 2011; OkCupid founders formed M-8, an internal group that will develop new products to help people meet online.

•            Media: College Humor Media grew unique visitors 34% to 14 million and original video views 22% to 20 million; Hatch Labs launched Blu Trumpet, a monetization and distribution platform for mobile apps specializing in CPI (cost per install) advertising.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q2 2011	Q2 2010	Growth
	$ in millions
Revenue
Search	$252.4	$197.2	28%
Match	116.4	97.0	20%
ServiceMagic	56.1	49.5	13%
Media & Other	60.8	51.0	19%
Intercompany Elimination	(0.3)	(0.4)	25%
	$485.4	$394.2	23%
Operating Income Before Amortization
Search	$50.6	$32.0	58%
Match	42.3	29.1	45%
ServiceMagic	8.6	6.1	41%
Media & Other	(3.1)	(2.6)	-20%
Corporate	(14.9)	(14.2)	-5%
	$83.4	$50.4	65%
Operating Income (Loss)
Search	$50.3	$31.6	59%
Match	41.0	25.5	61%
ServiceMagic	8.2	5.7	43%
Media & Other	(3.2)	(3.0)	-7%
Corporate	(38.1)	(35.2)	-8%
	$58.2	$24.6	136%

Search

Search includes Mindspark, our digital consumer products business consisting of our B2C operations, through which we develop, market and distribute downloadable applications, and our B2B operations, which provide customized browser-based applications for software and media companies; destination websites, including Ask.com and Dictionary.com, through which we provide search and additional services; and CityGrid Media, an online media company that aggregates and integrates local content and ads and distributes them to publishers across web and mobile platforms.

Search revenue reflects strong growth from Mindspark’s B2B operations as well as growth from destination websites, Mindspark’s B2C operations and CityGrid Media.  The revenue growth in B2B was driven by increased contribution from both existing and new partners. The increase in B2C revenue was driven primarily by new products launched since the year ago period.  The revenue growth in destination websites reflects increased and more efficient marketing efforts as well as improved monetization. The increase in revenue at CityGrid Media primarily reflects growth from existing resellers and the contribution from new resellers.  Profits grew faster than revenue due to operating expense leverage and lower depreciation, partially offset by higher traffic acquisition costs as a percentage of revenue.

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Match

Match revenue benefited from strong growth within its Core(1) and Developing(2) operations.  Core revenue increased 22% to $97.6 million driven by a 17% increase in subscribers.  The growth in Developing revenue was primarily due to display advertising revenue from OkCupid, which was acquired in January 2011 and was not in the year ago period.  Profits were favorably impacted by higher revenue, lower customer acquisition costs as a percentage of revenue and operating expense leverage.  Customer acquisition costs as a percentage of revenue in the current year period benefited from reduced spending within Developing operations, partially offset by an increase in spending in Core operations.  Revenue and profits in 2010 were negatively impacted by the write-off of $2.2 million in deferred revenue associated with the formation of our venture with Meetic in Latin America and the Singlesnet acquisition. Operating income in 2011 reflects a decrease of $2.5 million in amortization of intangibles.

ServiceMagic

ServiceMagic revenue benefited from growth in its domestic and international operations.  Domestically, revenue growth reflects an 8% increase in accepted service requests, which was driven by an 8% increase in service requests and a 4% increase in service professionals.  Domestic growth also reflects an increase in revenue from website design and hosting services.  ServiceMagic International revenue growth reflects a 71% increase in accepted service requests.  Profits were favorably impacted by higher revenue and lower marketing expenses as a percentage of revenue.  Profits in 2010 benefited from the reversal of a $0.9 million provision for contingent consideration related to an acquisition which was not earned.

Media & Other

Media & Other includes Electus, CollegeHumor, Notional, Vimeo, Pronto, Shoebuy, Proust and Hatch Labs.  The increase in revenue primarily reflects growth at Shoebuy, Electus, Notional and Vimeo, partially offset by a decline at Pronto.  Losses were negatively impacted by increased operating expenses at Electus, lower revenue at Pronto and start up costs at Hatch Labs, which was not in the year ago period.  Operating loss in 2010 included losses related to The Daily Beast, which, following the formation of the joint venture with Harman Newsweek on January 31, 2011, has been accounted for as an equity method investment.

Corporate

Corporate expenses in the current year period reflect increased compensation and other employee-related costs. Operating loss in 2011 was impacted by an increase in non-cash compensation expense of $2.1 million, which is primarily due to the cancellation of certain equity awards during the second quarter of 2011.

Note 1: Match Core consists of Match.com in the United States, Chemistry.com and People Media.

Note 2: Match Developing consists of OkCupid, Singlesnet, mobile-only products and our international operations.

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OTHER ITEMS

Equity in losses of unconsolidated affiliates in Q2 2011 increased reflecting losses from our investment in The Newsweek/Daily Beast Company.

Other income in Q2 2011 includes $4.6 million in pre-tax gains associated with certain non-income tax refunds related to Match Europe which was sold in 2009.

The effective tax rates for continuing operations and Adjusted Net Income in Q2 2011 were 17% and 21%, respectively. The effective tax rates were lower than the statutory rate of 35% due principally to the reduction in state tax accruals resulting from income tax provision to tax return reconciliations and the expiration of statutes of limitations and foreign income taxed at lower rates, partially offset by interest on tax contingencies and state taxes.  The effective tax rates for continuing operations and Adjusted Net Income in Q2 2010 were 26% and 40%, respectively.  The effective tax rate for continuing operations was lower than the statutory rate of 35% due principally to foreign tax credits, partially offset by interest on tax contingencies and state taxes.  The effective tax rate for Adjusted Net Income was higher than the statutory rate of 35% due principally to state taxes.

LIQUIDITY AND CAPITAL RESOURCES

During Q2, IAC repurchased 4.8 million common shares at an average price of $35.97 per share.  As of June 30, 2011, IAC had 87.3 million common and class B common shares outstanding.  IAC may purchase shares over an indefinite period of time, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

As of June 30, 2011, IAC had $911.9 million in cash and marketable securities and $95.8 million in long-term debt.  Additionally, IAC escrowed $360.6 million in cash and cash equivalents pending the outcome of the Meetic tender offer launched on July 8, 2011.  This amount secures IAC’s obligation in the event that all Meetic shares are tendered.  Escrowed amounts reflecting shares not tendered will be released to IAC after the closing of the tender.

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OPERATING METRICS

	Q2 2011	Q2 2010	Growth

SEARCH
Revenue by Traffic Source (a)
Proprietary	72%	72%
Network	28%	28%

MATCH
Core - Paid Subscribers (000s)	1,616	1,388	17%
Developing - Paid Subscribers (000s)	305	329	-7%
Total Paid Subscribers (000s)	1,921	1,716	12%

SERVICEMAGIC
Domestic Service Requests (000s) (b)	1,800	1,673	8%
Domestic Accepts (000s) (c)	2,353	2,173	8%

International Service Requests (000s) (b)	192	116	65%
International Accepts (000s) (c)	227	133	71%

(a)    Proprietary includes B2C operations, Ask.com and Dictionary.com. Network includes B2B operations, distributed search and sponsored listings.

(b)   Fully completed and submitted customer requests for service on ServiceMagic.

(c)    The number of times “Service Requests” are accepted by Service Professionals. A “Service Request” can be transmitted to and accepted by more than one Service Professional.

DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions, rounding differences may occur).

		Avg.
		Strike /	As of
	Shares	Conversion	7/22/11	Dilution at:

Share Price			$38.11	$40.00	$45.00	$50.00	$55.00

Absolute Shares as of 7/22/11	85.0		85.0	85.0	85.0	85.0	85.0

RSUs and Other	6.1		6.1	6.0	5.8	5.6	5.4
Options	12.3	$23.86	4.7	5.0	5.8	6.4	7.0
Warrants	18.3	$28.07	4.8	5.5	6.9	8.0	9.0

Total Dilution			15.6	16.4	18.4	20.0	21.4
% Dilution			15.5%	16.2%	17.8%	19.1%	20.1%
Total Diluted Shares Outstanding			100.5	101.4	103.4	105.0	106.3

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the Company’s Q2 financial results on Wednesday, July 27, 2011 at 11:00 a.m. Eastern Time (ET). This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast is open to the public at www.iac.com/investors.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited; $ in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue	$485,404	$394,244	$945,617	$772,422
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	181,472	140,638	354,190	271,787
Selling and marketing expense	133,218	118,306	273,468	248,687
General and administrative expense	80,553	74,917	156,844	148,881
Product development expense	17,280	14,369	35,002	29,161
Depreciation	12,450	16,625	25,889	32,418
Amortization of intangibles	2,200	4,756	4,657	7,930
Total costs and expenses	427,173	369,611	850,050	738,864

Operating income	58,231	24,633	95,567	33,558

Equity in losses of unconsolidated affiliates	(8,720)	(4,002)	(10,599)	(26,615)
Other income, net	5,637	103	6,389	5,339
Earnings from continuing operations before income taxes	55,148	20,734	91,357	12,282
Income tax provision	(9,518)	(5,313)	(25,559)	(11,458)
Earnings from continuing operations	45,630	15,421	65,798	824
Loss from discontinued operations, net of tax	(2,488)	(2,586)	(4,436)	(7,313)
Net earnings (loss)	43,142	12,835	61,362	(6,489)
Net (earnings) loss attributable to noncontrolling interests	(718)	756	(868)	1,375
Net earnings (loss) attributable to IAC shareholders	$42,424	$13,591	$60,494	$(5,114)

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.50	$0.15	$0.72	$0.02
Diluted earnings per share from continuing operations	$0.46	$0.14	$0.68	$0.02

Basic earnings (loss) per share	$0.47	$0.12	$0.68	$(0.05)
Diluted earnings (loss) per share	$0.44	$0.12	$0.63	$(0.04)

Non-cash compensation expense by function:
Cost of revenue	$1,151	$1,011	$2,233	$1,952
Selling and marketing expense	1,200	971	2,235	1,954
General and administrative expense	18,926	17,676	35,326	35,819
Product development expense	1,730	1,390	3,374	2,868
Total non-cash compensation expense	$23,007	$21,048	$43,168	$42,593

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)	(audited)
ASSETS

Cash and cash equivalents	$622,866	$742,099
Marketable securities	288,997	563,997
Accounts receivable, net	126,887	119,581
Other current assets	110,341	118,308
Total current assets	1,149,091	1,543,985

Funds held in escrow for Meetic tender offer	360,583	—
Property and equipment, net	261,118	267,928
Goodwill	1,077,476	989,493
Intangible assets, net	245,822	245,044
Long-term investments	255,909	200,721
Other non-current assets	159,302	192,383
TOTAL ASSETS	$3,509,301	$3,439,554

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, trade	$47,252	$56,375
Deferred revenue	90,412	78,175
Accrued expenses and other current liabilities	267,828	222,323
Total current liabilities	405,492	356,873

Long-term debt	95,844	95,844
Income taxes payable	460,138	475,685
Other long-term liabilities	19,710	20,350

Redeemable noncontrolling interests	56,482	59,869

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	230	226
Class B convertible common stock	16	16
Additional paid-in capital	11,539,948	11,428,749
Accumulated deficit	(591,524)	(652,018)
Accumulated other comprehensive income	62,224	17,546
Treasury stock	(8,539,259)	(8,363,586)
Total shareholders’ equity	2,471,635	2,430,933
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,509,301	$3,439,554

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited; $ in thousands)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities attributable to continuing operations:
Net earnings (loss)	$61,362	$(6,489)
Less: loss from discontinued operations, net of tax	4,436	7,313
Earnings from continuing operations	65,798	824
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Depreciation	25,889	32,418
Amortization of intangibles	4,657	7,930
Non-cash compensation expense	43,168	42,593
Deferred income taxes	14,136	(5,812)
Equity in losses of unconsolidated affiliates	10,599	26,615
Gain on sales of investments	(1,544)	(3,989)
Changes in current assets and liabilities:
Accounts receivable	(10,210)	(8,831)
Other current assets	(237)	2,548
Accounts payable and other current liabilities	(6,343)	(2,734)
Income taxes payable	(8,146)	24,678
Deferred revenue	11,878	9,048
Other, net	7,515	6,287
Net cash provided by operating activities attributable to continuing operations	157,160	131,575
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(79,968)	(16,681)
Capital expenditures	(19,349)	(23,513)
Proceeds from sales and maturities of marketable debt securities	402,096	366,543
Purchases of marketable debt securities	(135,021)	(427,286)
Proceeds from sales of investments	11,808	5,325
Purchases of long-term investments	(1,604)	(796)
Funds transferred to escrow for Meetic tender offer	(360,585)	—
Dividend received from Meetic, an equity method investee	—	8,800
Other, net	(7,127)	(127)
Net cash used in investing activities attributable to continuing operations	(189,750)	(87,735)
Cash flows from financing activities attributable to continuing operations:
Purchase of treasury stock	(155,241)	(379,508)
Issuance of common stock, net of withholding taxes	52,043	6,592
Excess tax benefits from stock-based awards	17,865	4,992
Other, net	20	5
Net cash used in financing activities attributable to continuing operations	(85,313)	(367,919)
Total cash used in continuing operations	(117,903)	(324,079)
Total cash used in discontinued operations	(2,913)	(2,517)
Effect of exchange rate changes on cash and cash equivalents	1,583	(4,232)
Net decrease in cash and cash equivalents	(119,233)	(330,828)
Cash and cash equivalents at beginning of period	742,099	1,245,997
Cash and cash equivalents at end of period	$622,866	$915,169

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

(unaudited; $ in millions; rounding differences may occur)

	Six Months Ended June 30,
	2011	2010
Net cash provided by operating activities attributable to continuing operations	$157.2	$131.6
Capital expenditures	(19.3)	(23.5)
Free Cash Flow	$137.8	$108.1

For the six months ended June 30, 2011, consolidated Free Cash Flow increased by $29.7 million from the prior year period due to higher income and lower capital expenditures. The prior year period benefited from cash income tax refunds versus cash income tax payments in 2011.

(unaudited; in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Diluted earnings (loss) per share	$0.44	$0.12	$0.63	$(0.04)
GAAP Diluted weighted average shares outstanding	97,302	112,607	95,491	116,241
Net earnings (loss) attributable to IAC shareholders	$42,424	$13,591	$60,494	$(5,114)
Non-cash compensation expense	23,007	21,048	43,168	42,593
Amortization of intangibles	2,200	4,756	4,657	7,930
Decrease in the fair value of derivatives related to the Expedia spin-off	—	43	—	43
Gain on sale of VUE interests and related effects	1,713	1,767	3,254	3,483
Discontinued operations, net of tax	2,488	2,586	4,436	7,313
Impact of income taxes and noncontrolling interests	(8,929)	(15,767)	(17,594)	(25,742)
Adjusted Net Income	$62,903	$28,024	$98,415	$30,506

Adjusted EPS weighted average shares outstanding	100,761	114,914	98,857	118,357

Adjusted EPS	$0.62	$0.24	$1.00	$0.26

GAAP Basic weighted average shares outstanding	90,050	109,287	89,568	112,847
Options, warrants and RSUs, treasury method	7,252	3,320	5,923	3,394
GAAP Diluted weighted average shares outstanding	97,302	112,607	95,491	116,241
Options, warrants and RSUs, treasury method not included in diluted shares above	—	—	—	—
Impact of RSUs	3,459	2,307	3,366	2,116
Adjusted EPS shares outstanding	100,761	114,914	98,857	118,357

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding as compared with shares outstanding for GAAP purposes, which includes RSUs on a treasury method basis. The weighted average number of RSUs outstanding for Adjusted EPS purposes includes the weighted average number of performance and market-based RSUs that the Company believes are probable of vesting. There are no performance-based RSUs included for GAAP purposes.

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IAC RECONCILIATION OF DETAILED SEGMENT RESULTS TO GAAP

(unaudited; $ in millions; rounding differences may occur)

	For the three months ended June 30, 2011
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search	$50.6	$—	$(0.3)	$50.3
Match	42.3	—	(1.3)	41.0
ServiceMagic	8.6	—	(0.4)	8.2
Media & Other	(3.1)	0.1	(0.2)	(3.2)
Corporate	(14.9)	(23.1)	—	(38.1)
Total	$83.4	$(23.0)	$(2.2)	58.2
Equity in losses of unconsolidated affiliates				(8.7)
Other income, net				5.6
Earnings from continuing operations before income taxes				55.1
Income tax provision				(9.5)
Earnings from continuing operations				45.6
Loss from discontinued operations, net of tax				(2.5)
Net earnings				43.1
Net earnings attributable to noncontrolling interests				(0.7)
Net earnings attributable to IAC shareholders				$42.4

Supplemental: Depreciation
Search	$6.4
Match	2.3
ServiceMagic	1.1
Media & Other	0.6
Corporate	2.1
Total depreciation	$12.5

	For the three months ended June 30, 2010
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search	$32.0	$(0.1)	$(0.3)	$31.6
Match	29.1	0.2	(3.8)	25.5
ServiceMagic	6.1	—	(0.4)	5.7
Media & Other	(2.6)	(0.2)	(0.2)	(3.0)
Corporate	(14.2)	(21.0)	—	(35.2)
Total	$50.4	$(21.0)	$(4.8)	24.6
Equity in losses of unconsolidated affiliates				(4.0)
Other income, net				0.1
Earnings from continuing operations before income taxes				20.7
Income tax provision				(5.3)
Earnings from continuing operations				15.4
Loss from discontinued operations, net of tax				(2.6)
Net earnings				12.8
Net loss attributable to noncontrolling interests				0.8
Net earnings attributable to IAC shareholders				$13.6

Supplemental: Depreciation
Search	$10.0
Match	2.9
ServiceMagic	1.1
Media & Other	0.6
Corporate	2.2
Total depreciation	$16.6

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IAC RECONCILIATION OF DETAILED SEGMENT RESULTS TO GAAP

(unaudited; $ in millions; rounding differences may occur)

	For the six months ended June 30, 2011
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search	$100.0	$—	$(0.6)	$99.4
Match	67.3	—	(2.9)	64.4
ServiceMagic	12.8	—	(0.8)	12.0
Media & Other	(6.5)	—	(0.5)	(7.0)
Corporate	(30.2)	(43.2)	—	(73.3)
Total	$143.4	$(43.2)	$(4.7)	95.6
Equity in losses of unconsolidated affiliates				(10.6)
Other income, net				6.4
Earnings from continuing operations before income taxes				91.4
Income tax provision				(25.6)
Earnings from continuing operations				65.8
Loss from discontinued operations, net of tax				(4.4)
Net earnings				61.4
Net earnings attributable to noncontrolling interests				(0.9)
Net earnings attributable to IAC shareholders				$60.5

Supplemental: Depreciation
Search	$13.3
Match	4.6
ServiceMagic	2.2
Media & Other	1.4
Corporate	4.4
Total depreciation	$25.9

	For the six months ended June 30, 2010
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search	$63.6	$(0.2)	$(0.7)	$62.7
Match	43.9	0.2	(4.9)	39.2
ServiceMagic	9.0	—	(0.8)	8.1
Media & Other	(5.0)	(0.3)	(1.5)	(6.8)
Corporate	(27.4)	(42.2)	—	(69.6)
Total	$84.1	$(42.6)	$(7.9)	33.6
Equity in losses of unconsolidated affiliates				(26.6)
Other income, net				5.3
Earnings from continuing operations before income taxes				12.3
Income tax provision				(11.5)
Earnings from continuing operations				0.8
Loss from discontinued operations, net of tax				(7.3)
Net loss				(6.5)
Net loss attributable to noncontrolling interests				1.4
Net loss attributable to IAC shareholders				$(5.1)

Supplemental: Depreciation
Search	$19.0
Match	5.9
ServiceMagic	2.0
Media & Other	1.1
Corporate	4.4
Total depreciation	$32.4

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Operating Income Before Amortization, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Operating Income Before Amortization is defined as operating income excluding, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) pro forma adjustments for significant acquisitions, and (5) one-time items. We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses. Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net income available to common shareholders excluding, net of tax effects and noncontrolling interest, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) pro forma adjustments for significant acquisitions, (5) income or loss effects related to IAC’s former passive ownership in VUE, including the gain on sale, (6) non-cash income or expense reflecting changes in the fair value of the derivatives created in the Expedia spin-off as a result of both IAC and Expedia shares being issuable upon the exercise of certain IAC warrants, (7) income or expense reflecting changes in the fair value of the derivative asset associated with the HSE sale, (8) one-time items, and (9) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and noncontrolling interest, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting. This differs from the GAAP method for including RSUs, which treats them on a treasury method basis and with respect to performance-based RSUs only to the extent the performance criteria are met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and noncontrolling interest, but excluding the effects of any other non-cash expenses. Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sale of IAC’s interests in VUE, PRC and HSE, an internal restructuring and dividends that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

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IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

Pro Forma Results

We will only present Operating Income Before Amortization, Adjusted Net Income and Adjusted EPS on a pro forma basis if we view a particular transaction as significant in size or transformational in nature. For the periods presented in this release, there are no transactions that we have included on a pro forma basis.

One-Time Items

Operating Income Before Amortization and Adjusted Net Income are presented before one-time items, if applicable. These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. GAAP results include one-time items. For the periods presented in this release, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding which, for stock options and restricted stock units, are included on a treasury method basis, and for performance-based RSUs are included on a treasury method basis once the performance conditions are met.  We view the true cost of our restricted stock units and performance-based RSUs as the dilution to our share base, and as such units are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS. Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax withholding amount from its current funds.

Amortization of intangibles (including impairment of intangibles, if applicable) and goodwill impairment (if applicable) are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, technology and supplier agreements, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable are not ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE, including the gain on sale are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Non-cash income or expense reflecting changes in the fair value of the derivatives created in the Expedia spin-off was excluded from Adjusted Net Income and Adjusted EPS because the obligations underlying these derivatives, which related to the Ask Convertible Notes and certain IAC warrants, were expected to ultimately be settled in shares of IAC common stock and Expedia common stock, and not in cash.

Non-cash income or expense reflecting changes in the fair value of the derivative asset related to the Arcandor AG stock was excluded from Adjusted Net Income and Adjusted EPS because the variations in the value of the derivative were non-operational in nature.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Operating Income Before Amortization and Adjusted EPS.

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OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call to be held at 11:00 a.m. Eastern Time today may contain “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release. IAC does not undertake to update these forward-looking statements.

About IAC

IAC operates more than 50 leading and diversified Internet businesses across 30 countries... our mission is to harness the power of interactivity to make daily life easier and more productive for people all over the world. To view a full list of the companies of IAC please visit our website at www.iac.com.

Contact Us

IAC Investor Relations

Nick Stoumpas / Bridget Murphy

(212) 314-7400

IAC Corporate Communications

Stacy Simpson / Nicole Albertson

(212) 314-7470 / (212) 314-7245

IAC

555 West 18th Street, New York, NY 10011  212.314.7300 Fax 212.314.7309  http://iac.com

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